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Bank of America Corporation and Subsidiaries                                                                          Exhibit 12(b)
Ratio of Earnings to Fixed Charges and Preferred Dividends
                                                                Three Months                  Year Ended December 31
                                                                    Ended
(Dollars in millions)                                          March 31, 2000      1999        1998      1997      1996     1995
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
Excluding Interest on Deposits

Income before income taxes                                             $3,533    $12,215     $ 8,048   $10,556  $ 9,311   $ 8,377

Less: Equity in undistributed earnings of
  unconsolidated subsidiaries                                              (7)      (167)        162       (49)      (7)      (19)

Fixed charges:
     Interest expense (including capitalized interest)                  3,067     10,084       9,479     8,219    7,082     6,354
     1/3 of net rent expense                                               91        342         335       302      282       275
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        Total fixed charges                                             3,158     10,426       9,814     8,521    7,364     6,629

Preferred dividend requirements                                             2         10          40       183      332       426
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Earnings (excluding capitalized interest)                              $6,684    $22,474     $18,024   $19,028  $16,668   $14,987
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Fixed charges and preferred dividends                                  $3,160    $10,436      $9,854    $8,704   $7,696    $7,055
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Ratio of earnings to fixed charges and preferred dividends               2.12       2.15        1.83      2.19     2.17      2.12
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                                                                Three Months                 Year Ended December 31
                                                                    Ended
(Dollars in millions)                                          March 31, 2000      1999        1998      1997      1996     1995
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Including Interest on Deposits

Income before income taxes                                             $3,533    $12,215     $ 8,048   $10,556  $ 9,311   $ 8,377

Less: Equity in undistributed earnings of
  unconsolidated subsidiaries                                              (7)      (167)        162       (49)      (7)      (19)

Fixed charges:
     Interest expense (including capitalized interest)                  5,562     19,086      20,290    18,903   16,682    16,369
     1/3 of net rent expense                                               91        342         335       302      282       275
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        Total fixed charges                                             5,653     19,428      20,625    19,205   16,964    16,644

Preferred dividend requirements                                             2         10          40       183      332       426
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Earnings (excluding capitalized interest)                              $9,179    $31,476     $28,835   $29,712  $26,268   $25,002
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Fixed charges and preferred dividends                                  $5,655    $19,438     $20,665   $19,388  $17,296   $17,070
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Ratio of earnings to fixed charges and preferred dividends               1.62       1.62        1.40      1.53     1.52      1.46
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